As filed with the Securities and Exchange Commission on September 8, 2003


                                  UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549
                               ------------------

                                    FORM 8-K

                                 CURRENT REPORT

     Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

       Date of report (date of earliest event reported): September 8, 2003
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Commission File          Exact name of registrant as specified in its charter,           I.R.S. Employer
     Number              state of incorporation, address of principal executive       Identification Number
                                     offices, and telephone number

     1-3382                         Carolina Power & Light Company                        56-0165465
                                      410 South Wilmington Street
                                  Raleigh, North Carolina 27601-1748
                                       Telephone: (919) 546-6411
                                 State of Incorporation: North Carolina
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The address of the registrant has not changed since the last report.


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Item 5.  Other Events

     The purpose of this Form 8-K is to provide certain updated risk factor and recent developments disclosure and to provide as an exhibit the Computation of Ratio of Earnings to Fixed Charges and Preferred Dividends Combined and Ratio of Earnings to Fixed Charges for the twelve months ended June 30, 2003 and 2002, and December 31, 2002, 2001 and 2000.

Updated Risk Factor

     On August 11, 2003, we filed a Form 10-K/A to reclassify approximately $243.7 million from operating activities to investing activities on our consolidated statement of cash flows for the year ended December 31, 2002. Since our net cash flow from operations was reduced by approximately $243.7 million, we are revising the following risk factor previously contained in our Form 10-K for the year ended December 31, 2002.

     Our business is dependent on our ability to successfully access capital markets. Our inability to access capital may limit our ability to execute our business plan, or pursue improvements and make acquisitions that we may otherwise rely on for future growth.

     We rely on access to both short-term money markets and long-term capital markets as a significant source of liquidity for capital requirements not satisfied by the cash flow from our operations. Our net cash flow from operations funded approximately 158% of our capital requirements for the year ended December 31, 2002. If we are not able to access capital at competitive rates, our ability to implement our business operations will be adversely affected. We believe that we will maintain sufficient access to these financial markets based upon current credit ratings. However, certain market disruptions or a downgrade of our credit rating may increase our cost of borrowing or adversely affect our ability to access one or more financial markets. Such disruptions could include:

o    an economic downturn;
o    a ratings downgrade of Progress Energy, Inc.;
o    the bankruptcy of an unrelated energy company;
o    capital market conditions generally;
o    market prices for electricity;
o terrorist attacks or threatened attacks on our facilities or those of unrelated energy companies; or
o    the overall health of the utility industry.

     Restrictions on our ability to access financial markets may affect our ability to execute our business plan as scheduled. An inability to access capital may limit our ability to pursue improvements or acquisitions that we may otherwise rely on for future growth.

Recent Development

South Carolina Easement Litigation

     On August 21, 2003, we were served as a co-defendant in a purported class action lawsuit styled as Collins v. Duke Energy Corporation, Civil Action No. 03CP404050, in South Carolina's Circuit Court of Common Pleas for the Fifth Judicial Circuit. We are one of three electric utilities operating in South Carolina named in the suit. The plaintiffs are seeking damages for the alleged improper use of electric transmission easements but have not asserted a dollar amount for thair claims. the plaintiffs contend that the licensing of attachments on electric utility poles, towers and other facilities to non-utility third parties or telecommunication companies for other than the electric utilities' internal use along the electric transmission line right-of-way constitutes a trespass. We are still reviewing the complaint and have not filed a response with the court. The court has not yet held any hearings or made any rulings in this case. We cannot predict the outcome of any future proceedings in this case.

Item 7.  Financial Statements, Pro Forma Financial Information and Exhibits

Exhibits

12 Computation of Ratio of Earnings to Fixed Charges and Preferred Dividends Combined and Ratio of Earnings to Fixed Charges

                                       2
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                                   SIGNATURES

         Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

                                   CAROLINA POWER & LIGHT COMPANY
                                   d/b/a PROGRESS ENERGY CAROLINAS, INC.
                                   Registrant

                                   By:  /s/ Robert H. Bazemore, Jr.
                                      -----------------------------------------
                                        Robert H. Bazemore, Jr.
                                        Vice President and Controller




Date: September 8, 2003




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                                                                      Exhibit 12


                         CAROLINA POWER & LIGHT COMPANY
              COMPUTATION OF RATIO OF EARNINGS TO FIXED CHARGES AND
       PREFERRED DIVIDENDS COMBINED AND RATIO OF EARNINGS TO FIXED CHARGES
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                                                                                 12 Months Ended

                                                               June 30,         June 30,    December 31,  December 31, December 31,
                                                                2003             2002           2002          2001         2000
                                                                ----             ----           ----          ----         ----

                                                                              (Thousands of Dollars)
Earnings, as defined:
  Net income                                                $    438,535    $    374,750    $  430,932    $  364,231  $    461,028
  Fixed charges, as below                                        209,799         261,299       235,026       270,305       248,759
  Income taxes, as below                                         230,443         189,147       199,211       215,084       282,122
                                                            -------------   -------------  ------------  ------------ -------------
    Total earnings, as defined                              $    878,777    $    825,196    $  865,169    $  849,620  $    991,909
                                                            =============   =============  ============  ============ =============

Fixed Charges, as defined:
  Interest on long-term debt                                $    185,373    $    232,286    $  204,672    $  245,808  $    223,562
  Other interest                                                  11,454          12,574        12,338        11,333        16,441
  Imputed interest factor in rentals-charged
    principally to operating expenses                             12,972          16,439        18,016        13,164         8,756
                                                            -------------   -------------  ------------  ------------ -------------
    Total fixed charges, as defined                         $    209,799    $    261,299    $  235,026    $  270,305  $    248,759
                                                            =============   =============  ============  ============ =============

Earnings Before Income Taxes                                $    668,978    $    563,897    $  630,143    $  579,315  $    743,150
                                                            =============   =============  ============  ============ =============

Ratio of Earnings Before Income Taxes to Net Income                 1.53            1.50          1.46          1.59          1.61

Income Taxes:
    Income tax expense                                      $    238,592    $    197,296    $  207,360    $  223,233  $    290,271
    Included in AFUDC - deferred taxes in
       book depreciation                                          (8,149)         (8,149)       (8,149)       (8,149)       (8,149)
                                                            -------------   -------------  ------------  ------------ -------------
    Total income taxes                                      $    230,443    $    189,147    $  199,211    $  215,084  $    282,122
                                                            =============   =============  ============  ============ =============

Fixed Charges and Preferred Dividends Combined:
  Preferred dividend requirements                           $      2,964    $      2,964    $    2,964    $    2,964  $      2,966
  Portion deductible for income tax purposes                        (312)           (312)         (312)         (312)         (312)
                                                            -------------   -------------  ------------  ------------ -------------
  Preferred dividend requirements not deductible            $      2,652    $      2,652    $    2,652    $    2,652  $      2,654
                                                            =============   =============  ============  ============ =============

Preferred dividend factor:
    Preferred dividends not deductible times ratio of
      Earnings before income taxes to net income            $      4,058    $      3,978    $    3,872    $    4,217  $      4,273
    Preferred dividends deductible for income taxes                  312             312           312           312           312
    Fixed charges, as above                                      209,799         261,299       235,026       270,305       248,759
                                                            -------------   -------------  ------------  ------------ -------------
      Total fixed charges and preferred dividends combined  $    214,169    $    265,589    $  239,210    $  274,834  $    253,344
                                                            =============   =============  ============  ============ =============

Ratio of Earnings to Fixed Charges                                  4.19            3.16          3.68          3.14          3.99

 Ratio of Earnings to Fixed Charges and Preferred                   4.10            3.11          3.62          3.09          3.92
Dividends Combined
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